As filed with the Securities            Registration No.
and Exchange Commission on              ____________________________
=====================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                     ------------------------
                            FORM SB-2
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ZEOLITE MINING CORPORATION
           (Name of small business issuer in its charter)

Nevada                   1081                     N/A
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(State or Other          (Primary Standard        (IRS Employer
Jurisdiction of          Industrial               Identification #)
Organization)            Classification Code)

ZEOLITE MINING CORPORATION         Conrad C. Lysiak, Esq.
2272 West Seventh Avenue           601 West First Avenue, Suite 503
Suite 318                          Spokane, Washington  99201
Vancouver, British Columbia        (509) 624-1475
Canada V6K 1Y2
(604) 731-7040
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(Address and telephone of          (Name, address and telephone
registrant's executive office)     number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]
=====================================================================

--------------------------------------------------------------------
                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------
                                                       Aggregate
Securities          Amount To Be      Offering Price   Offering  Registration
To Be Registered    Registered        Per Share        Price     Fee [1]

Common Stock:       2,000,000 Shares  $0.10            $200,000  $ 100.00
-------------------------------------------------------------------

[1] Estimated solely for purposes of calculating the registration fee under Rule 457(c).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE
COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

                     ZEOLITE MINING CORPORATION
                       Shares of Common Stock
                   No Minimum - 2,000,000 Maximum

      Before this offering, there has been no public market for the common stock.

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

---------------------------------------------------------------------
                    Price          Aggregate           Proceeds
                    Per Share      Offering Price      to Us
---------------------------------------------------------------------

Common Stock        $0.10          $200,000            $150,000
--------------------------------------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

     The date of this prospectus is ________________________.

                         TABLE OF CONTENTS

                                                            Page No.

Summary of Prospectus     .    .    .    .    .    .    .     5

Risk Factors    .    .    .    .    .    .    .    .    .     6
  Risks Associated with Our Company      .    .    .    .     6
  Risks Associated with this Offering    .    .    .    .     8

Use of Proceeds      .    .    .    .    .    .    .    .     9

Determination of Offering Price     .    .    .    .    .    10

Capitalization  .    .    .    .    .    .    .    .    .    11

Dilution of the Price You Pay for Your Shares .    .    .    12

Plan of Distribution; Terms of the Offering   .    .    .    14

Business   .    .    .    .    .    .    .    .    .    .    17

Management's Discussion and Analysis of
 Financial Condition and Results of Operations.    .    .    21

Management .    .    .    .    .    .    .    .    .    .    23

Executive Compensation    .    .    .    .    .    .    .    25

Principal Shareholders    .    .    .    .    .    .    .    26

Description of Securities .    .    .    .    .    .    .    27

Certain Transactions      .    .    .    .    .    .    .    28

Litigation .    .    .    .    .    .    .    .    .    .    29

Experts    .    .    .    .    .    .    .    .    .    .    29

Legal Matters   .    .    .    .    .    .    .    .    .    29

Financial Statements .    .    .    .    .    .    .    .    29

--------------------------------------------------------------------
                      SUMMARY OF OUR OFFERING
--------------------------------------------------------------------

     This summary highlights important information about our business and about this offering. Because it is a summary, it doesn't contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

Our Business

     We are an exploration stage company. We own one property consisting of two claims. We intend to explore for zeolites on our property.

     Our administrative office is located at 1160-1040 West Georgia Street, Vancouver, British Columbia, Canada V6E 4H1 , telephone (604) 605-0885 and our registered statutory office is located at 5844 South Pecos Road, Suite B, Las Vegas, Nevada 89120. Our fiscal year end is June 30.

The Offering

     Following is a brief summary of this offering:

Securities being offered .    .    .    Up to 2,000,000 shares of
                                        common stock, par value
                                        $0.00001.
Offering price per share      .    .    $ 0.10
Offering period     .    .    .    .    The shares are being offered
                                        for a period not to exceed 90
                                        days, unless extended by our
                                        board of directors for an
                                        additional 90 days.
Net proceeds to our company   .    .    Approximately $150,000.
Use of proceeds     .    .    .    .    We will use the proceeds to pay
                                        for offering  expenses,
                                        research and exploration.
Number of shares outstanding
 before the offering     .    .    .    5,000,000
Number of shares outstanding
 after the offering      .    .    .    7,000,000

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                            RISK FACTORS
--------------------------------------------------------------------

     Please consider the following risk factors before deciding to invest in our common stock

Risks Associated with Our Company:

      1. We expect losses to continue, and the failure to generate revenues could cause us to go out of business.

     We were incorporated on October 5, 2000 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $274,500. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

     *    our ability to locate a profitable mineral property
     *    our ability to generate revenues
     *    our ability to reduce exploration  stage  costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

      2. We are subject to risks inherent in the establishment of a new business enterprise.

     We are subject to risks inherent in the establishment of a new business enterprise including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns. If we are not able to address these events, should they occur, we may have to curtail or suspend our operations.

     3. We have no known mineral reserves and if cannot find any we will have to cease operations.

     We have no mineral reserves. If we do not find a mineral reserve containing zeolite or if we cannot develop the mineral reserve, either because we do not have money to do it or because it will not be economically feasible to do it, we will have to cease operations an you will loose your investment.

     4. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

     Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause roads leading to our claims to be impassible during four months of the year. When roads are impassible, we are unable to work and generate income.

     5. Because we are small and do not have much capital, we must limit our exploration.

     Because we are small and do not have much capital, we must limit our exploration. There are other larger exploration companies that could and probably would spend more time and money exploring our property.

      6. We will have to suspend our exploration plans if we do not have access to all of the supplies and materials we need.

     Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, like dynamite, and equipment like bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

     7.  We may not have enough money to complete our exploration .

     We may not have enough money to complete the exploration of our property. If it turns our that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can't raise it, we will have to suspend or cease operations.

      8. Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies.

     Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies. In the future, if we decide to acquire a mining property which is also sought by one of the companies which Mr. Brandys or Mr. Hopper are officers or directors, a direct conflict of interest could result.

Risks Associated with This Offering:

      9. Because we are a penny stock, you may not be able to resell our shares.

     Our common stock is defined as a "penny stock" under the Securities and Exchange Act of 1934, and its rules. Because we are a penny stock, you may be unable to resell our shares. This is because the Exchange Act and the penny stock rules impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than accredited investors. As a result, fewer broker/dealers are willing to make a market in our stock.

      10. After this offering, control of the company will remain with Messrs. Brandys and Hopper which may inhibit a change of control.

     Even if we sell all 2,000,000 shares of common stock in this offering, Messrs. Brandys and Hopper will still own 5,000,000 shares
and will continue to control us.   As a result, after completion of
this offering, regardless of the number of shares we sell, Messrs. Brandys and Hopper will be able to elect all of our directors and control our operations and your ability to cause a change in the course of our operations is eliminated. Our articles of incorporation do not provide for cumulative voting. Cumulative voting is a process that allows a shareholder to multiply the number of shares he owns times the number of directors to be elected. That number is the total votes a person can cast for all of the directors. Those votes can be allocated in any manner to the directors being elected. Cumulative voting, in some cases, will allow a minority group to elect at least one director to the board.

     11. Messrs. Brandys and Hopper's control can have a depressive effect on the market price of stock.

     Because Messrs. Brandys and Hopper will control us after the offering, regardless of the number of shares sold, the value
attributable to the right to vote is gone.   This could result in a
reduction in the market value to the shares you own because of the ineffective voting power.

      13. Messrs. Brandys and Hopper will receive a substantial benefit from your investment.

     Messrs Brandys and Hopper, our only shareholders will receive a substantial benefit from your investment. They are supplying the property to be explored which is valued at $500, paid expenses of $22,508, cash of $0 and a loan of $0 which has to be repaid. You, on the other hand, will be providing all of the cash for our operations. AS a result, if we cease operations for any reason, you will loose your investment while Messrs Brandys and Hopper will lose only approximately $23,008.

      13. Because there is no public trading market for our common stock, you may not be able to resell your shares.

     There is currently no public trading market for our common stock. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

     14. There is no minimum number of shares that must be sold and we will not refund any funds to you.

     There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

      15. You may be investing in a company that does not have adequate funds to conduct its operations.

     Because there is no minimum number of shares that must be sold and we will not refund any funds to you, it is possible that we may not raise enough funds to conduct our operations. If that happens, you will suffer a loss in the amount of your investment.

     16. Sales of common by our officers and directors will likely cause the market price for the common stock to drop.

     A total of 5,000,000 shares of stock were issued to our two officers and directors. They paid an average price of $0.055. They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.

--------------------------------------------------------------------
                          USE OF PROCEEDS
--------------------------------------------------------------------

     Our offering is being made on a best efforts - no minimum basis. The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used offering expenses. We will use the net proceeds as follows:

     Amount raised  $ 50,000  $100,000  $150,000  $200,000

                              Allocation

Offering expenses   $ 50,000  $ 50,000  $  50,000 $  50,000
Exploration         $      0  $ 50,000  $ 100,000 $ 140,000
Working capital     $      0  $      0  $       0 $  10,000

     Exploration expenditures consist of consulting services, costs of obtaining geologic literature, and costs of obtaining personal interviews with geologists, mining engineers and others familiar with the properties. Exploration expenditures also include the cost of mapping, geophysical testing, geochemical testing, and digging trenches, pits and tunnels. We are not going to spend any sums of money or implement our exploration program until this offering is completed.

     Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, and the salary of for one secretary, if needed.

     We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we are successful in immediately finding zeolite, we will stop exploring and go on to develop the property. Costs of exploring will then cease. On the other hand if we do not immediately find zeolite, we will continue to explore for zeolite on the property. If we have to continue to explore for zeolite, the costs of exploration will increase.

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign the use if, in the judgement of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

--------------------------------------------------------------------
                   DETERMINATION OF OFFERING PRICE
--------------------------------------------------------------------

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

     *    our lack operating history
     *    the proceeds to be raised by the offering
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
     *    our relative cash requirements.

--------------------------------------------------------------------
                           CAPITALIZATION
--------------------------------------------------------------------

     The following table sets forth our capitalization at March 31, 2000, on a historical basis and as adjusted to reflect the sale of the shares.

     This table should be read in conjunction with the section entitled, Management's Discussion and Analysis of Financial Condition and Results of Operations our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.


                    12/31/00       As Adjusted After Offering
                    Actual      25%         50%          75%         100%
Stockholder's Equity:
Common Stock: 100,000,000
 shares authorized,
 par value $0.00001
 5,000,000 issued and
  outstanding       $       50
 5,500,000 issued and
  outstanding                   $       55
 6,000,000 issued and
  outstanding                               $       60
 6,500,000 issued and
  outstanding                                           $       65
 7,000,000 issued and
  outstanding                                                       $       70
Additional Paid-in
 Capital            $  274,950  $  274,945  $  324,940  $  374,935  $  424,930
Deficit accumulated
 during the
 exploration stage  $ (274,500) $ (274,500  $ (274,500) $ (274,500) $ (274,500)
                    ----------  ----------  ----------  ----------  ----------
TOTAL STOCKHOLDERS'
 EQUITY (deficit)   $      500  $      500  $   50,500  $  100,500  $  150,500
                    ==========  ==========  ==========  ==========  ==========

--------------------------------------------------------------------
           DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
--------------------------------------------------------------------

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of October 31, 2000, the net tangible book value of our shares of common stock was $500 or approximately NIL per share based upon 5,000,000 shares outstanding.

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $150,500, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

     Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $100,500, or approximately $0.015 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.015 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.015 per share.

     Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $50,500, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

     Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $500, or approximately NIL per share. The net tangible book value of the shares held by our existing stockholders will be increased by NIL per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to NIL per share.

     After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23.08% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 76.92% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     After completion of this offering, if 500,000 shares are sold, you will own approximately 9.09% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 90.91% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders

Price per share . . . . . . . $ 0.055 Net tangible book value per share before offering . $ NIL
Net tangible book value per share after offering       $    0.02
Increase to present stockholders in net tangible book
value per share after offering     .    .    .    .    $    0.02
Capital contributions    .    .    .    .    .    .    $ 275,000
Number of shares outstanding before the offering       5,000,000
Number of shares after offering
 held by existing stockholders     .    .    .    .    5,000,000
Percentage of ownership after offering  .    .    .       71.43%

Purchasers of Shares in this Offering if all Shares Sold

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.08
Capital contributions    .    .    .    .    .    .    $ 200,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    2,000,000
Percentage of ownership after offering  .    .    .       28.57%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $   0.085
Capital contributions    .    .    .    .    .    .    $ 150,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    1,500,000
Percentage of ownership after offering  .    .    .       23.08%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.09
Capital contributions    .    .    .    .    .    .    $ 100,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .    1,000,000
Percentage of ownership after offering  .    .    .       16.67%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share     .    .    .    .    .    .    .    $    0.10
Dilution per share  .    .    .    .    .    .    .    $    0.10
Capital contributions    .    .    .    .    .    .    $  50,000
Number of shares after offering held
 by public investors     .    .    .    .    .    .      500,000
Percentage of ownership after offering  .    .    .        9.09%

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            PLAN OF DISTRIBUTION; TERMS OF THE OFFERING
--------------------------------------------------------------------

     We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

     There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

     We will sell the shares in this offering through Alan W. Brandys, one of our officers and directors. Mr. Brandys will receive no commission from the sale of any shares. Mr. Brandys will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. The person is not at the time of his participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve
(12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

      Mr. Brandys is not subject to disqualification, is not being
compensated, and is not associated with a broker-dealer.   Mr.
Brandys is and will continue to be one of officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Brandys has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

     This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

     1.  execute and deliver a subscription agreement

     2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "ZEOLITE MINING
CORPORATION."

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

--------------------------------------------------------------------
                             BUSINESS
--------------------------------------------------------------------

General

     We were incorporated in the State of Nevada on September 2, 1999. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite B, Las Vegas, Nevada 89120 and our business office is located at 2272 West Seventh Aveune, suite 318, Vancouver, British Columbia, Canada V6K 1Y2. Our telephone number is
(604) 731-7040. Our offices are leased from an officer on a month to month basis and our monthly rental is $0.

Background

     In October 2000, Mr. Douglas Hopper, our Vice President, Secretary, and a member of the board of directors and Mr. Nick Wychopin, acquired one mineral property containing two mining claims in British Columbia, Canada by arranging the staking of the same
through a third party.   Messrs Hopper and Wychopin paid $500 to
stake the claims. The claims are recorded in Mr. Hopper's name to a avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded deed. An unrecorded deed is one which title to the property has been transferred to us, but the deed has not been filed with the British Columbia office of records.
Title to the property is superior to all other unrecorded deeds. Should Mr. Hopper transfer title to another person and that deed is recorded before recording our deed, that person will have superior title and we will have none. If that event occurs, however, Mr. Hopper will be liable to us for monetary damages for breach of his warranty of title. Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500.00 and file other documents since we are a foreign corporation in Canada. We have decided that if zeolite is discovered on the property and it is economical to remove the zeolite, we will record the deed, pay the additional tax, and file as a foreign corporation. We are in possession of the unrecorded deed and the decision to record or not record the deed is solely within our province.

     To date we have not performed any work on our property. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Location and Access

     Our property consists of two claims. The claims are located 2.5 miles northwest of the town of Princeton, British Columbia and covers a portion of the western slopes of Mount Miner. Princeton is located approximately 185 miles east of Vancouver, British Columbia on the Southern TransProvincial Highway No. 3.

     Access to the property from Princeton is via Highway 5A northward to the Old Hedley Road then east approximately 550 yards to the Dear Valley or Summerland Road. This road is taken for approximately 5 miles northward and eastward to the western slope of Mount Miner and the east-west claim line of the property.

Property geology

      The major type of rock found on the property is volcanic.
Zeolites occur naturally in basic volcanic rocks as cavity filings, probably as a result of deposition by fluids and vapors.

Zeolites in general

      Zeolites are any member of a family of hydrated aluminosilicate minerals that contain alkali and alkaline-earth metals. Zeolites are noted for their ability toward ion-exchange and reversible
dehydration.    Zeolites are used in the separation of hydrocarbons,
such as in petroleum refining; drying of gases and liquids; and, pollution control by selective molecular absorption.

Our Proposed Exploration Program

     We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

     Our exploration program is designed to economically explore and evaluate our properties.

     We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

     We intend to implement an exploration program and intend to proceed in the following three phases:

     Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

     When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area.

     Trenches are generally approximately 150 feet in length and 10-20 feet wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

     Phase 1 will take about 3 months and cost up to $20,000.

     Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

     *    more extensive trenching
     *    more advanced geophysical work
     *    drift driving

Drift driving is the process of constructing a tunnel to take samples of minerals for testing. Later, the tunnel can be used for mining minerals . The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

     Phase 2 will take about 3 months and cost up to $20,000.

     Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body.
This is accomplished through extensive drift driving. Phase 3 will take about 6 months and cost up to $80,000.

     We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Competitive Factors

     The zeolite mining industry is fragmented. We compete with other exploration companies looking for zeolites. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the zeolite mining market. While we compete with other exploration companies, there is no competition for the
exploration or removal or  mineral from our property.   Readily
available zeolite markets exist in Canada and around the world for
the sale of zeolites.   Therefore, we will be able to sell any
zeolites that we are able to recover.

Regulations

     Our mineral exploration program is subject to the Canadian
Mineral Tenure Act Regulation.  This act sets forth rules for

     *    locating claims
     *    posting claims
     *    working claims
     *    reporting work performed

     We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

     We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

     1.   Health and Safety
     2.   Archaeological Sites
     3.   Exploration Access

     We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

     We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No
endangered species will be disturbed.   Restoration of the disturbed
land will be completed according to law.  All holes, pits and shafts
will be sealed upon abandonment of the property.   It is difficult to
estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

     We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Employees

     Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be Alan W. Brandys and Douglas H. Hopper, our officers and directors.

Employees and Employment Agreements

     At present, we have no employees, other than Messrs. Brandys and
Hopper, our officers and directors, who   were compensated  for their
services. Messrs. Brandys and Hopper do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees.

--------------------------------------------------------------------
    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS
--------------------------------------------------------------------

      This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which,
by their nature, refer to future events.   You should not place undue
certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

     We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

      To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. What ever money we do raise, will be applied first to exploration and then to development, if development is warranted. If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

     We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Limited Operating History; Need for Additional Capital

     There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

     To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on October 5, 2000.

     We just recently acquired our first property and are commencing the research and exploration stage of our mining operations on that property at this time.

     Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on October5, 2000 to December 31, 2000 was $0, as a result of proceeds received from advances. In addition a related party paid expenses in the amount of $23,008 directly to providers, and payment of this amount was included in the original issuance of stock.

Liquidity and Capital Resources

     As of the date of this registration statement, we have yet to generate any revenues from our business operations.

     We issued 5,000,000 shares of common stock through a Section
4(2) offering in October 2000. This was accounted for as a compensation expense of $251,992 and advances and reimbursement of expenses of $23,008.

      Since our inception, Messrs. Brandys and Hopper have paid expenses for us in the total sum of $23,008, which included organizational and start-up costs and operating capital.

     As of December 31, 2000, our total assets were $500 and our total liabilities were $0.

--------------------------------------------------------------------
                            MANAGEMENT
--------------------------------------------------------------------

Officers and Directors

     Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address         Age       Positions

Alan W. Brandys          45        President, Treasurer, Principal
6211 Boundary Dr. West             Accounting Officer and a member of
Unite 16                           the Board of Directors
Surrey, B.C.
Canada V3X 3G7

Douglas Hopper           65        Vice President, Secretary and a
203 - 828 W. Hastings St.          member of the Board of Directors
Vancouver, B.C.
Canada V6C 1C8

     The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

     Alan W. Brandys has been our President, Treasurer, Principal Accounting Officer and a member of our board of directors since inception. Since 1994, Mr. Brandys has been self-employed as a financial consultant. Since October 1997, Mr. Brandys has been a Director of Canica Mineral Development Inc., a British Columbia corporation located in Vancouver. Canica Mineral is engaged in the business of exploration. From April 1994 to April 1998, Mr. Brandys was a development consultant for Miranda Incorporated, an oil and gas corporation located in Independence, Kansas. Mr. Brandys was a co-founder and from March 1993 to May 1998 a director of Autotech Protection Systems Inc. located in Edmonton, Alberta, Canada. Autotech Protection was engaged in the business of car detailing for new car dealers. From June 1988 to July 1990, Mr. Brandys was Vice President and Marketing of Telesis Corporation Inc., Edmonton, Alberta, Canada. Telesis Corporation was engaged in the business of manufacturing environmental safe properties. From January 1983 to April 1988, Mr. Brandys was Senior Stockbroker at First Commonwealth Securities Corporation, Edmonton, Alberta, Canada. From January 1981 to January 1983 Mr. Brandys was Director of Technology at Caribou Hydrocarbon Products Ltd., Vancouver, British Columbia. Caribou Hydrocarbon Products was engaged in the extraction of byproducts from wood chips. Mr. Brandys holds a Master of Business Administration degree from the University of British Columbia and a Bachelor of Science degee in biology from the University of British Columbia.

     Douglas H. Hopper has been our Vice President, Secretary and a member of our board of directors since inception. Since January
1995, Mr. Hopper has been prospecting for gold, plantenoids, copper and zeolites.

Conflicts of Interest

     We believe that Alan W. Brandys and Douglas H. Hopper will be subject to conflicts of interest. The conflicts of interest arise from Messrs. Brandys and Hopper's relationships with other mining corporations. In the future, Messrs. Brandys and Hopper will continue to be involved in the mining business for other entities and their involvement could create conflicts of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflicts that we foresee are Messrs. Brandys and Hopper devotion of time to mining projects that do not involve us.

     Specifically, Alan W. Brandys is an independent consultant and a director of Canica Mineral Development Inc.

--------------------------------------------------------------------
                      EXECUTIVE COMPENSATION
--------------------------------------------------------------------

     Messrs. Brandys and Hopper, our officers and directors, were compensated in shares of common stock in the amount of $251,992 for their services and there are no plans to compensate them in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

Indemnification

      Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

--------------------------------------------------------------------
                      PRINCIPAL STOCKHOLDERS
--------------------------------------------------------------------

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address    Number of      Number         Percentage of
Beneficial          Shares Before  of Shares      of Ownership
Owner [1]           Offering       After Offering After Offering

Allan W. Brandys    2,500,000      2,500,000      35.71%
6211 Boundary Dr. W.
Unit 16
Surrey, B.C.
Canada V3X 3G7

Douglas H. Hopper   2,500,000      2,500,000      35.71%
72727 Kingsway Ave.
Suite 907
Burnaby, British Columbia
Canada V5E 1G4
--------------------
All Officers and
Directors as a
Group (2 persons)   5,000,000      5,000,000      71.43%

[1] The persons named above may be deemed to be a parent and promoter of our company by virtue of his/its direct and indirect stock holdings. Messrs. Brandys and Hopper are the only promoters of our company.

Future Sales by Existing Stockholders

     A total of 5,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

--------------------------------------------------------------------
                     DESCRIPTION OF SECURITIES
--------------------------------------------------------------------

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 71.43% of our outstanding shares.

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

     Our stock transfer agent for our securities is Securities
Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 and its telephone number is (469) 633-0101.


--------------------------------------------------------------------
                       CERTAIN TRANSACTIONS
--------------------------------------------------------------------

     In October 2000, we issued a total of 5,000,000 shares of restricted common stock to Alan W. Brandys and Douglas H. Hopper, officers and directors of our company. This was accounted for as a compensation expense of $251,992 and advances and reimbursement expenses of $23,008.

     Since our inception, Messrs. Brandys and Hopper, advanced loans to us in the total sum of $23,008, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on a specific date . Messrs Brandy and Hopper will accept repayment from us when money is available.

--------------------------------------------------------------------
                            LITIGATION
--------------------------------------------------------------------

     We are not a party to any pending litigation and none is contemplated or threatened.

--------------------------------------------------------------------
                              EXPERTS
--------------------------------------------------------------------

     Our financial statements for the period from inception to December 31, 2000, included in this prospectus have been audited by Williams & Webster, P.S., Independent Certified Public Accountants, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus.

--------------------------------------------------------------------
                           LEGAL MATTERS
--------------------------------------------------------------------

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

--------------------------------------------------------------------
                       FINANCIAL STATEMENTS
--------------------------------------------------------------------

     Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public
Accountant.

     Our audited financial statement from inception to October 31, 2000 immediately follows:

INDEPENDENT AUDITOR'S REPORT                                     F-1

FINANCIAL STATEMENTS
     Balance Sheet                                               F-2
     Statement of Operations                                     F-3
     Statement of Stockholders' Equity                           F-4
     Statement of Cash Flows                                     F-5

NOTES TO THE FINANCIAL STATEMENTS                                F-6

To the Board of Directors and Stockholders
Zeolite Mining Corporation
Vancouver, BC
CANADA

                    INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Zeolite Mining Corporation, an exploration stage enterprise a State of Nevada corporation, as of December 31, 2000, and the related statements of operations, stockholders' equity and cash flows for the period from October 5, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zeolite Mining Corporation as of December 31, 2000, and the results of its operations and its cash flows for the period from October 5, 2000 (inception) to December 31, 2000, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2, the Company has been in the exploration stage since its inception on October 5, 2000. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
January 29, 2001

                    ZEOLITE MINING CORPORATION
                   (An Exploration Stage Company)
                           BALANCE SHEETS
                         December 31, 2000

ASSETS
CURRENT ASSETS                                    $         -
                                                  -------------
OTHER ASSETS
 Mining Claims                                              500
                                                  -------------
     Total Other Assets                                     500
                                                  -------------
TOTAL ASSETS                                      $         500
                                                  =============
LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES                               $         -
                                                  -------------
COMMITMENTS AND CONTINGENCIES                               -
                                                  -------------
STOCKHOLDERS' EQUITY
 Common stock, 100,000,000 shares authorized;
  $0.00001 par value; 5,000,000 shares issued
  and outstanding.                                           50
 Additional paid-in capital                             274,950
 Accumulated deficit during exploration stage          (274,500)
                                                  -------------
TOTAL STOCKHOLDERS' EQUITY                                  500
                                                  -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $         500
                                                  =============
















   The accompanying notes are an integral part of these financial statements.

                     ZEOLITE MINING CORPORATION
                   (An Exploration Stage Company)
                      STATEMENTS OF OPERATIONS
For the period from October 5, 2000 (Inception) to December 31, 2000

REVENUES                                               $        -
                                                       ------------
EXPENSES
 Consulting services provided by officers                   251,992
 Legal fees                                                  20,000
 Mining exploration                                           2,468
 General and administrative expenses                             40
                                                       ------------
     TOTAL EXPENSES                                         274,500
                                                       ------------
LOSS BEFORE INCOME TAXES                                   (274,500)

INCOME TAXES                                                    -
                                                       ------------
NET LOSS                                               $   (274,500)
                                                       ============
NET LOSS PER COMMON SHARE
BASIC AND DILUTED                                      $      (0.05)
                                                       ============
WEIGHTED AVERAGE NUMBER OF
COMMON STOCK SHARES OUTSTANDING
BASIC AND DILUTED                                         5,000,000
                                                       ============



















   The accompanying notes are an integral part of these financial statements.

                    ZEOLITE MINING CORPORATION
                   (An Exploration Stage Company)
                 STATEMENT OF STOCKHOLDERS' EQUITY
      For the period from October 5, 2000 (Inception) through
                         December 31, 2000

                                                  Deficit
                                                  Accumulated
                    Common Stock     Additional   During
                    Number           Paid-in      Exploration
                    of Shares Amount Capital      Stage        Total
Issuance of common
 stock for mining
 claims and officers'
 compensation at $0.055
 per share          5,000,000 $  50  $ 274,950 $      -    $ 275,000

Net loss for the
 period ended
 12-31-00                 -     -          -     (274,500)  (274,500)
                    --------- -----  --------- ----------   --------
Balance,
12-31-00            5,000,000 $  50  $ 274,950 $ (274,500)  $    500
                    ========= =====  ========= ==========   ========























   The accompanying notes are an integral part of these financial statements.

                     ZEOLITE MINING CORPORATION
                   (An Exploration Stage Company)
                      STATEMENTS OF CASH FLOWS
      For the period from October 5, 2000 (Inception) through
                         December 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                              $   (274,500)
 Adjustments to reconcile net loss to net
 cash used by operating activities
 Stock issued for services                                  274,500
                                                       ------------
     Net cash used by operating activities                      -
                                                       ------------
CASH FLOWS FROM INVESTING ACTIVITIES                            -
                                                       ------------
CASH FLOWS FROM FINANCING ACTIVITIES                            -
                                                       ------------
Increase in cash                                                -

Cash, beginning of period                                       -
                                                       ------------
Cash, end of period                                    $        -
                                                       ============
SUPPLEMENTAL DISCLOSURES
 Interest paid                                         $        -
                                                       ============
 Income taxes paid                                     $        -
                                                       ============
NON-CASH TRANSACTIONS
 Stock issued in payment of expenses                   $    274,500
 Stock issued in payment of mining claims              $        500














   The accompanying notes are an integral part of these financial statements.

                     ZEOLITE MINING CORPORATION
                   (An Exploration Stage Company)
                 NOTES TO THE FINANCIAL STATEMENTS
                         December 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Zeolite Mining Corporation (hereinafter "the Company") filed for incorporation on October 5, 2000 under the laws of the state of Nevada primarily for the purpose of acquiring, exploring, and developing mineral properties. The Company's fiscal year end is June 30.

The Company is actively seeking additional capital and management believes that the Company can develop mineral properties, which it has acquired in British Columbia. However, there are inherent uncertainties in mining operations and management cannot provide assurances that it will be successful in this endeavor. Furthermore, the Company is in the exploration stage, as it has not realized any significant revenues from its planned operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Exploration Stage Activities
The Company has been in the exploration stage since its formation in October 2000 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

                     ZEOLITE MINING CORPORATION
                   (An Exploration Stage Company)
                 NOTES TO THE FINANCIAL STATEMENTS
                         December 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Transactions
Through the course of business, the Company has received services that were billed in a currency other than the United States dollar, the Company's functional currency. Management has elected to value foreign currency transactions at average rates of exchange in effect during the reporting period. Realized gains and losses from foreign currency transactions are reflected in the results of operations.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Derivative Instruments
In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

At December 31, 2000, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Impaired Asset Policy
In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company does not believe any adjustments are needed to the carrying value of its assets at December 31, 2000.

Exploration Costs
In accordance with generally accepted accounting principles, the Company expenses exploration costs as incurred.

                     ZEOLITE MINING CORPORATION
                   (An Exploration Stage Company)
                 NOTES TO THE FINANCIAL STATEMENTS
                         December 31, 2000

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for Taxes
At December 31, 2000, the Company had a net operating loss of approximately $274,000. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

Basic and Diluted Loss Per Share
Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share was the same, as there were no common stock equivalents outstanding.

Going Concern
The Company's financial statements have been presented on a going concern basis that contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company incurred a net loss of $274,500 for the period ended December 31, 2000, and had no sales. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 3 - COMMON STOCK

On October 5, 2000, 5,000,000 shares of common stock were issued to officers and directors only. There was no public offering of any securities. The above referenced shares were issued in payment of consulting services in the amount of $251,992, legal fees in the amount of $20,000, acquisition of mining claims for $500, and expenses of $2,468. These shares were issued pursuant to exemption from registration contained in Section 4(2) of the Securities Act of 1933.

NOTE 4 - RELATED PARTIES

The Company occupies office space provided by an officer of the Company at no charge. The value of this space is not considered materially significant for financial reporting purposes.

                     ZEOLITE MINING CORPORATION
                   (An Exploration Stage Company)
                 NOTES TO THE FINANCIAL STATEMENTS
                         December 31, 2000

NOTE 4 - RELATED PARTIES (Continued)

The shareholders of the Company paid expenses and advanced funds on behalf of the Company, and were repaid by the issuance of Common
Stock.  See Note 3.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Mining Industry
The Company is engaged in the exploration and development of mineral properties. At present there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

Registration with the Securities and Exchange Commission
The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $35,000 of which $20,000 has been paid and is reflected in the accompanying financial statements. The remaining $15,000 is due thirty days after the Company's registration statement is declared effective by the Securities and Exchange Commission.

Foreign Operations
The accompanying balance sheet includes $500 relating to the Company's assets in Canada. Although this country is considered politically and economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

         PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.   Article XI of the  Bylaws  of the company,  filed as  Exhibit
     3.2 to the Registration Statement.

3.   Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:


SEC Registration Fee     .    .    .    .    .    .    $     100.00
Printing Expenses   .    .    .    .    .    .    .        1,500.00
Accounting Fees and Expenses  .    .    .    .    .        5,000.00
Legal Fees and Expenses  .    .    .    .    .    .       35,000.00
Blue Sky Fees/Expenses   .    .    .    .    .    .        5,000.00
Transfer Agent Fees      .    .    .    .    .    .        1,000.00
Miscellaneous Expenses   .    .    .    .    .    .        2,400.00
                                                       ------------
TOTAL                                                  $  50,000.00
                                                       ============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address    Date      Shares    Consideration
------------------  --------- --------- ----------------
Alan W. Brandys     10/7/00   2,500,000 Services valued at
6211 Boundary Dr. W.                    $125,996 and advances of
Unit 16                                 $11,504
Surrey, British Columbia
Canada V3X 3G7

Douglas H. Hopper   10/7/00   2,500,000 Services valued at
203 - 828 W. Hastings. St.              $125,996 and advances of
Vancouver, British Columbia             $11,504
Canada V6C 1C8

     We issued the foregoing restricted shares of common stock to Messrs Brandys and Hopper pursuant to Section 4(2) of the Securities Act of 1933. Messrs Brandys and Hopper are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.


ITEM 27.  EXHIBITS.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.    Document Description
 3.1           Articles of Incorporation.
 3.2           Bylaws.
 4.1           Specimen Stock Certificate.
 5.1           Opinion of Conrad C. Lysiak, Esq. regarding the
               legality of the Securities being registered.
10.1           Cash 1 Claim.
10.2           Cash 3 Claim.
10.3           Cash 5 Claim.
10.4           Cash 6 Claim.
23.1           Consent of Williams & Webster, P.S., Certified Public
               Accountants.
23.2           Consent of Conrad C. Lysiak, Esq.
99.1           Subscription Agreement.

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on this 2nd day of March, 2001.

                         ZEOLITE MINING CORPORATION

                         BY:  /s/ Alan W. Brandys
                              Alan W. Brandys
                              President, Chief Executive Officer,
                              Principal Accounting Officer, Principal
                              Financial Officer and a member of the
                              Board of Directors

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Alan W. Brandys, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                Title                         Date

/s/ Alan W. Brandys      President, Chief Executive    March 2, 2001
Alan W. Brandys          Officer, Treasurer, Principal
                         Accounting Officer, Principal
                         Financial Officer, and a member
                         of the Board of Directors

/s/ Douglas H. Hopper    Vice President, Secretary,    March 3, 2001
Douglas H. Hopper        and a member of the Board
                         of Directors